 Exhibit 10.3

AMENDMENT TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN
ROBERT C. BARRY, JR., FIRST FEDERAL SAVINGS BANK
AND FEDFIRST FINANCIAL CORPORATION

WHEREAS, Robert C. Barry, Jr. entered into an employment agreement with First Federal Savings Bank (the “Bank”) and FedFirst Financial Corporation (the “Company”) effective March 31, 2006 (the “Employment Agreement”); and

WHEREAS, the Board of Directors of the Bank has resolved to amend the Employment Agreement effective June 1, 2009, to reflect an adjustment made to Mr. Barry’s base salary.

NOW, THEREFORE, the Bank, the Company and Mr. Barry hereby agree to amend the Employment Agreement as follows:

Effective June 1, 2009, Section 4(a) shall be deleted in its entirety and replaced with the following new Section 4(a):

“The Bank agrees to pay the Executive an annual base salary of $162,500, payable inaccordance with the customary payroll practices of the Bank.  Executive may have part ofhis compensation deferred if he chooses.”

ATTEST:	FIRST FEDERAL SAVINGS BANK

/s/ Patrick G. O'Brien	/s/ John L. Lacarte

ATTEST:	FEDFIRST FINANCIAL CORPORATION

/s/ Patrick G. O'Brien	/s/ John L. Lacarte

ATTEST:

/s/ Patrick G. O'Brien	/s/ Robert C. Barry, Jr.
Robert C. Barry, Jr.